Terms of Employment for Douglas S. Bennett

This letter shall serve as an agreement between National Lampoon and Douglas S. Bennett in regards to his employment. Effective date of this plan will be October 14, 2002.

     1. Title of position will be President effective January 1, 2003 or upon Jim Jimirro's relinquishing the title. Effective immediately the title will be Executive Vice President. Responsibilities include managing the day to day operations of the business You will work closely with Dan Laikin and the Board of Directors on all aspects of the business.

     2.  Base Salary will be $175,000 effective 12/1/2002.

     3. Expenses associated with this position will be reimbursed on a timely basis.

     4.  Compensation for position will include a bonus program.

                  The cash piece of the program will include a bonus program paid out on a quarterly basis. The targets for the program will be mutually agreed upon between Bennett and the Board of Directors. The following chart depicts term, amount of payout and timing of payment.

                 -------------------------------------------------------------
                       Period                Amount             Payout
                       ------                ------             ------
                 -------------------------------------------------------------
                      Jan - Mar             $31,250              April
                 -------------------------------------------------------------
                    April - June            $31,250              July
                 -------------------------------------------------------------
                     July - Sept            $31,250              Oct
                 -------------------------------------------------------------
                      Oct - Dec             $31,250              Jan
                 -------------------------------------------------------------

     5. Concurrent with the signing of this document Bennett will be granted 135,000 options at the then current stock price. These options will vest monthly over a 3 year period.

          - Future options will be granted at the following intervals. For the period January '03 through June '03 in the amount of 50,000 options. Another 50,000 options will be granted for the period July '03 through December '03. These additional options will carry the same vesting terms as original grant and will be priced at the then current stock price.

     6. Upon change of control of the company 100% of any unvested options will immediately vest.

     7. Should the company decide to enact a stock split during the terms of this agreement then option program will increase by the amount of the split.

     8. It is anticipated that you will commute to Los Angeles, Ca. from the San Francisco area in order to take this position. By 12/31/2003 you will consult with CEO and the Board of Directors on the need to relocate on a permanent basis to Los Angeles. If the determination is made to move you and your family and there is a mutual agreement with you, then National Lampoon will deliver to you a relocation package to help to the expense of the move.

     9. You should be aware that your employment with the Company is for no specified period and constitutes "at will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause, and with or without notice. Nothing in this letter shall confer upon you any express or implied rights to a promotion or continued employment.

               Notwithstanding the foregoing, you will be entitled to receive the following severance benefits if your employment is "Terminated without Cause" by the Company or in the event of "Constructive Termination", death or disability (a) continuation of your base salary for a period of 6 months following the date your termination becomes effective, (b) continuation of employee benefits, and (c) continued vesting of any outstanding and unvested stock options for a period of 6 months following the date your termination becomes effective. For purposes of this agreement, "Constructive Termination" means diminution of duties, title, reporting relationship, location change, pay reduction or any other involuntary change in the material terms or conditions of your employment. For purposes of this agreement, "Cause" means good faith termination by a majority of the Board of Directors that you have: (a) engaged in acts of violation of the law; (b) breached your fiduciary duty to the Company or duties of loyalty or care to the Company; (c) intentionally and persistently disobeyed the good faith, lawful, substantive policies or instructions of the Board of Directors, after being given thirty days written notice and failing to cure such circumstances are not susceptible of cure during such thirty day period, failing to initiate and diligently pursue actions reasonably calculated to achieve and cure such circumstances as soon as reasonably practicable thereafter.


/s/ Douglas S. Bennett                              /s/ Timothy S. Durham
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Douglas S. Bennett                                  National Lampoon Board

   10/14/02                                         January 13, 2003
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Date                                                Date